Exhibit 99.1

Behringer Harvard Announces Investment in Luxury
Multifamily Development in Costa Mesa, Calif.

DALLAS, April 23, 2013 — Behringer Harvard announced today its investment in a luxury multifamily community slated for development in Costa Mesa, Calif., a suburban area one mile from the Pacific coast in the heart of Orange County. The 2.5-acre development site is on the northwest corner of Bernard Street’s intersection with Harbor Boulevard, near the western terminus of California State Route 55.

Behringer Harvard Multifamily REIT I, Inc. has provided equity capital for the construction of a 113-unit apartment community tentatively called Pacific Gateway. The community will consist of a mid-rise residential building adjacent to a four-story parking facility. Construction will begin this month and is expected to be completed in the fourth quarter of 2014.

“Pacific Gateway will be one of the few newly constructed apartment communities in the highly desirable Newport Beach and Costa Mesa submarket of Orange County,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc. “We were attracted to this opportunity to invest in a top-quality asset in an institutional market with favorable demographics and high barriers to entry.”

Developed and constructed by affiliates of Fairfield Residential, the community will offer apartment units with up to three bedrooms and two baths averaging 985 square feet each. Units will feature nine-foot ceilings, full-size washers and dryers, and condominium-quality finishes including granite countertops and stainless steel appliances. Common-area amenities will include a luxury swimming pool, an outdoor pavilion with fireplace and a business center.

Pacific Gateway will provide convenient access to major employment centers in or near Costa Mesa, Irvine and Santa Ana via California State Route 55. Residents can enjoy many nearby retail, restaurant and nightlife venues. South Coast Plaza, a 2.7 million-square-foot luxury retail center, is only three miles from the community.

The portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 52 multifamily communities in 14 states comprising 14,374 apartment homes.

About Behringer Harvard

Behringer Harvard creates, manages and distributes global institutional-quality alternative investment programs for individual and institutional investors. Programs sponsored and managed by the Behringer Harvard group of companies have attracted equity of more than $6 billion and made investments into more than $11 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

About Fairfield Residential

Fairfield Residential has developed and acquired more than $20 billion in multifamily properties during its more than 25-year operating history. The company is active in 40 geographically diverse markets and manages more than 50,000 apartment homes nationally. For more information, contact Michelle Lord at 858.457.2123 or visit fairfieldresidential.com.

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This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard Multifamily REIT I, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler	David Nesmith
Behringer Harvard	Richards Partners for Behringer Harvard
bmarler@behringerharvard.com	david_nesmith@richards.com
469.341.2312	214.891.2864

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